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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 14, 2001
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                              E-SYNC NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)

      Delaware                             0-2401                             06-0625999
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  (State or other                        (Commission                       (IRS Employer
   jurisdiction of                       File Number)                    Identification No.)
   incorporation)



35 Nutmeg Drive, Trumbull, Connecticut                                  06611
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(Address of principal executive offices)                             (Zip Code)


                                 (203) 601-3000
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               Registrant's telephone number, including area code



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          (Former name or former address, if changed since last report)



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ITEM 5.         OTHER EVENTS.

        On June 14, 2001, E-Sync Networks, Inc., a Delaware corporation ("E-Sync"), entered into a non-binding Letter of Intent (the "LOI") with CRC, Inc., a New York corporation ("CRC"). In the LOI, E-Sync and CRC have set forth the proposed basic terms and conditions upon which the two parties will negotiate and seek to execute and deliver to each other a definitive agreement pursuant to which CRC will acquire substantially all of the assets and business of E-Sync and then subsequently form a new entity into which it will contribute such assets and business as well as assets of CRC having substantially equal value (the "Proposed Transaction"). In connection with the Proposed Transaction, E-Sync would initially be given a 51% equity interest in the newly formed joint venture entity and CRC would make available to E-Sync a $2 million revolving loan commitment, of which $250,000 was borrowed by E-Sync on June 14, 2001. The LOI is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

        Subject to certain exceptions, in the event that a definitive agreement relating to the Proposed Transaction is not entered into by July 30, 2001, E-Sync would owe a break-up fee to CRC.

        The joint press release issued by E-Sync and CRC with respect to the foregoing is filed herewith as Exhibit 99.1.


ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.

        (c)     Exhibits.

2.1 Letter of Intent, dated June 14, 2001, by and between E-Sync Networks, Inc. and CRC, Inc.

99.1    Press Release issued by E-Sync Networks, Inc. on June 15, 2001.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    E-SYNC NETWORKS, INC.


Date: June 15, 2001                 By:    /s/  Michael A  Clark
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                                       Michael A. Clark
                                       President & COO



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